Exhibit 10.1

The Northern Trust Company
Death Benefit Plan

Effective May 17, 2019

The Northern Trust Company
Death Benefit Plan

Article I
Establishment.......................................................................................................................1

Article II
Definitions............................................................................................................................1

Article III
Eligibility and Participation.................................................................................................3

Article IV
Death Benefit.......................................................................................................................3

Article V
Plan Administration.............................................................................................................3

Article VI
Amendment and Termination...............................................................................................6

Article VII
Funding................................................................................................................................7

Article VIII
General Provisions...............................................................................................................7

The Northern Trust Company
Death Benefit Plan

Article I
Establishment
The Northern Trust Company hereby adopts The Northern Trust Company Death Benefit Plan (the “Plan”), effective May 17, 2019.

The Plan is intended to be an unfunded employee welfare benefit plan as defined in ERISA Section 3(1), and shall be operated and interpreted consistent with that intent. The Plan is included in The Northern Trust Company Employee Welfare Benefit Plan (as Amended and Restated Effective as of January 1, 2011) (the “Welfare Plan”), and is a Participating Program (as that term is defined in the Welfare Plan) in the Welfare Plan, and together with the rest of the Welfare Plan is a single employee benefit plan for purposes of ERISA.

Article II
Definitions

2.1
Affiliate. Affiliate means any corporation which is a member of the same controlled group of corporations as the Company under Section 414(b) of the Code, or an unincorporated trade or business which is under common control with the Company under Section 414(c) of the Code.

2.2
Annual Base Salary. Annual Base Salary means an Eligible Employee’s annual base salary, as determined from the personnel records of the Company or a Participating Subsidiary on the Effective Date. Annual Base Salary excludes commissions, bonuses, reimbursements, and all other forms of compensation.

2.3
Beneficiary(ies). Beneficiary(ies) means the surviving natural person(s), estate, or trust designated by the Participant to receive the Death Benefit following the Participant’s death, provided that such death occurred prior to the Participant’s Termination of Employment. The Participant may designate his or her Beneficiary(ies) at the time and in the manner prescribed by the Plan administrator. If no Beneficiary is designated, or if a designated Beneficiary does not survive the Participant, payment will be made to the remaining Beneficiaries in equal shares or, if no Beneficiary survives the Participant, payment will be made to the Participant’s estate. Any designation of a Participant’s spouse as Beneficiary under the Plan shall become null and void on the date a judicial order or decree is entered dissolving the marriage of the Participant and his or her spouse.

2.4	Claimant. Claimant means a Participant or Beneficiary who files a claim under Article V of this Plan.

2.5	Code. Code means the Internal Revenue Code of 1986, as amended from time to time.

2.6	Committee. Committee means the Employee Benefit Administrative Committee of the Company, as constituted from time to time, which has the responsibility for administering

The Northern Trust Company
Death Benefit Plan

the Plan and which shall be the Plan administrator and a named fiduciary for purposes of ERISA as to that responsibility.

2.7	Company. Company means The Northern Trust Company, an Illinois state bank, and its successors and assigns.

2.8
Death Benefit. Death Benefit means the payment by the Company, in the Company’s sole discretion, to a deceased Participant's designated Beneficiary(ies) of a one-time lump sum amount equal to the Participant’s Annual Base Salary, up to a maximum amount of Five Hundred Thousand Dollars ($500,000), if the Participant dies prior to Termination of Employment. The Death Benefit shall be paid in accordance with Article IV, reduced by all amounts required to be withheld by the Company (or Participating Subsidiary, as applicable), pursuant to all federal, state and local tax and other applicable laws.

2.9	Effective Date. Effective Date means May 17, 2019.

2.10
Eligible Employee. Eligible Employee means an Employee who, as of May 14, 2019, is a United States citizen, a Senior Vice President or above, residing and working in the U.S. and who has been identified by the Company, in the Company’s sole discretion, as eligible to participate in the Plan and notified of his or her eligibility.

2.11	Employee. Employee means a full-time or part-time common-law employee of the Company or a Participating Subsidiary.

2.12	ERISA. ERISA means the Employee Retirement Income Security Act of 1974, as amended from time to time.

2.13
Participant. Participant means an Eligible Employee who (i) on or before May 14, 2019, consented in writing to being insured under a Company-owned life insurance policy or policies (of which the Company is the beneficiary) on such form and in accordance with such procedures as prescribed by the Company, or (ii) was on a Company-approved medical, parental or other leave of absence on May 14, 2019, and is identified by the Company, in the Company’s sole discretion, as eligible to participate in the Plan and notified in writing of his or her eligibility no later than July 23, 2019.

2.14	Participating Subsidiary. Participating Subsidiary means a directly or indirectly, majority-owned U.S. subsidiary of the Company.

2.15	Plan. Plan means The Northern Trust Company Death Benefit Plan, as amended from time to time.

2.16	Termination of Employment. Termination of Employment means the separation from employment with the Company, all of its Participating Subsidiaries, and all other

The Northern Trust Company
Death Benefit Plan

Affiliates for any reason other than death including, without limitation, a voluntary or involuntary termination of employment, or retirement.

Article III
Eligibility and Participation

3.1
Eligibility and Participation. In order for an Eligible Employee to become a Participant, he or she must execute any and all consent forms, applications, and other documents required by the Company for participation.

3.2
Duration. A Participant remains a Participant under this Plan until the earliest of: (a) his or her Termination of Employment; (b) his or her death; (c) the termination of the Plan pursuant to Article VI; or (d) the amendment of the Plan in a manner ending his or her participation. A Participant whose participation in the Plan ceases due to a Termination of Employment will no longer be eligible to participate in the Plan at any time, even if he or she is later reemployed by the Company, a Participating Subsidiary, or any other Affiliate.

Article IV
Death Benefit

4.1
Death Benefit. If a Participant dies prior to Termination of Employment, then in the Company’s sole discretion, the Participant’s Beneficiary(ies) shall receive a Death Benefit as defined in Section 2.8.

4.2
Payment. Payment of the Death Benefit, if any, will be made in a single lump sum no later than the last day of the calendar year following the calendar year in which the Participant dies, but only if (i) the Company has been provided with a certified death certificate issued by the jurisdiction in which the Participant's death occurred or as otherwise approved by such jurisdiction, in each case in a form acceptable to the Company, and (ii) such death certificate or other state-approved documentation shows that the Participant died prior to his or her Termination of Employment.

4.3
Company Discretion. Payment of the Death Benefit shall be entirely in the discretion of the Company, and the Company may at any time prior to actual payment to a Beneficiary decide not to make such payment, notwithstanding any prior statements to the contrary.

Article V
Plan Administration

5.1
Operation and Administration of the Plan by the Committee. The Committee shall have the complete authority to control and manage the operation and administration of the Plan. The Committee has full discretionary authority to:

a.	construe and interpret the provisions of the Plan;

The Northern Trust Company
Death Benefit Plan

b.	adopt any rules, procedures and forms necessary for the operation and administration of the Plan;

c.	determine all questions relating to the eligibility, benefits and other rights of Employees under the Plan;

d.	keep all records necessary for the operation and administration of the Plan;

e.	designate or employ agents (who may also be Employees of the Company or an Affiliate) and delegate to such agents the exercise of one or more specific powers of the Committee;

f.	delegate any or all of its authority under the Plan to any individual, organization or committee either within the Company or an Affiliate or an unrelated third party; and

g.	retain any legal, accounting or other expert advisers (who may also be advisers to the Company or an Affiliate) in connection with the operation and administration of the Plan.

5.2
Reliance on Documents, Instruments, etc. The Committee may rely on any certificate, statement or other representation made on behalf of the Company, a Participating Subsidiary, or any other Affiliate or any Employee which it in good faith believes to be genuine, and on any certificate, statement, report or other representation made to it by any agent or any attorney, accountant or other expert retained by it or by the Company, a Participating Subsidiary, or any other Affiliate in connection with the operation and administration of the Plan.

5.3
Administrative Expenses. All expenses of operating and administering the Plan, including, but not limited to, fees of any agents and experts retained by the Committee under Sections 5.1 and 5.2, will be paid by the Company.

5.4
Bond, Compensation. No bond or other security will be required of the Committee or any Committee member except as provided by law. No compensation will be paid to any person for performing his or her duties as Plan administrator.

5.5.
Claims. Any person (a “claimant”) (or his or her authorized representative) may make a claim for benefits under the Plan by filing a written request for benefits with the Committee no later than one hundred and eighty (180) days after the death of the applicable Participant. If the claim is wholly or partially denied, the Committee will cause the claimant to receive written or electronic notice of the adverse benefit determination within ninety (90) days after receipt of the claim. Notice of an adverse benefit determination shall be written in a manner calculated to be understood by the claimant and shall contain (1) the specific reason or reasons for the adverse benefit

The Northern Trust Company
Death Benefit Plan

determination, (2) a specific reference to the pertinent Plan provisions upon which the adverse determination is based, (3) a description of any additional material or information necessary for the claimant to perfect the claim, together with an explanation of why such material or information is necessary, and (4) an explanation of the Plan’s review procedures and the time limits applicable to such procedures including a statement of the claimant’s right to bring a civil action under Section 502(a) of ERISA following an adverse benefit determination. If the Committee determines that an extension of time is necessary for processing the claim, the Committee shall notify the claimant in writing or electronically of such extension, the special circumstances requiring the extension and the date by which the Committee expects to render the benefit determination. In no event shall the extension exceed a period of ninety (90) days from the end of the initial ninety (90) day period. If notice of the denial of a claim is not furnished within ninety (90) days after the Committee receives it (or within one hundred and eighty (180) days after such receipt if the Committee determines an extension is necessary), the claim shall be deemed denied and the claimant shall be permitted to proceed to the review stage described in Section 5.6.

5.6
Appeals. Within sixty (60) days after the claimant receives the written or electronic notice of an adverse benefit determination, or the date the claim is deemed denied pursuant to Section 5.5, the claimant (or his or her authorized representative) may file a written request with the Committee that it conduct a full and fair review of the adverse benefit determination. In connection with the claimant’s appeal of the adverse benefit determination, the claimant may review pertinent documents and may submit issues and comments in writing. The Committee shall render a decision on the appeal promptly, but not later than sixty (60) days after the receipt of the claimant’s request for review, unless special circumstances require an extension of time for processing, in which case the sixty (60) day period may be extended to one hundred and twenty (120) days. The Committee shall notify the claimant in writing or electronically of any such extension, the special circumstances requiring the extension, and the date by which the Committee expects to render the determination on review. The Committee shall notify the claimant of its decision in writing or electronically. In the case of an adverse determination, such notice shall (1) include specific reasons for the adverse determination, (2) be written in a manner calculated to be understood by the claimant, (3) contain specific references to the pertinent Plan provisions upon which the benefit determination is based, (4) contain a statement that the claimant is entitled to receive upon request and free of charge, reasonable access to, and copies of, all documents, records, and other information relevant to the claimant’s claim for benefits, and (5) contain a statement of the claimant’s right to bring an action under Section 502(a) of ERISA.

The claimant may not bring an action in any court under the Plan until the claim and appeal rights described in this Section have been exercised and exhausted, and the eligibility or benefits requested in the appeal have been denied, in whole or in part. In addition, if a claimant does not raise a particular issue or issues during the claim and

The Northern Trust Company
Death Benefit Plan

appeals process, the claimant may not raise such issue or issues in any subsequent action brought in any court.

5.7	Indemnity for Liability.
The Company shall indemnify the Committee and each Employee of the Company, or an Affiliate, who is a delegate of the Committee with respect to Plan administration, or performs services in connection with the Plan, against any and all claims, losses, damages, expenses, including counsel fees, incurred by said parties and any liability, including any amounts paid in settlement with the Company’s approval, arising from such party’s action or failure to act, except when the same is judicially determined to be attributable to the gross negligence or willful misconduct of such party.

The claimant may not bring a legal action in any court under the Plan until the claim and appeal rights described in this Section have been exercised and exhausted, and the eligibility or benefits requested in the appeal have been denied, in whole or in part.

5.8
Terms Include Authorized Delegates. Where appropriate, the term “Company,” “Participating Subsidiary,” “Affiliate,” or “Committee,” as used in this Plan, shall also include any applicable subcommittee or any duly authorized delegate of the Company, a Participating Subsidiary, an Affiliate, or the Committee, as the case may be. Such duly authorized delegate may be an individual or an organization within the Company, a Participating Subsidiary, an Affiliate, or the Committee, or may be an unrelated third party individual or organization.

Article VI
Amendment and Termination

6.1	Amendment and Termination. The Company may at any time and without prior notice amend or terminate the Plan.

a.
Any termination shall be made by action of the Compensation and Benefits Committee of the Board of Directors of the Company (the “Board”) (or by action of the Board if the Compensation and Benefits Committee is unavailable or unable to act for any reason) and shall be effective as of the date set forth in such resolution.

b.	Any amendment shall be made in accordance with the following:

i.
Material amendments to the Plan (including any extraordinary amendment related to an acquisition or divestiture by the Company or an Affiliate) shall be made by action of the Compensation and Benefits Committee of the Board (or by action of the Board, if the Compensation and Benefits Committee is unavailable or unable to act for any reason); and

The Northern Trust Company
Death Benefit Plan

ii.
(A) non-material or administrative amendments to the Plan (including any amendment pursuant to guidelines established by the Compensation and Benefits Committee of the Board related to an acquisition or divestiture by the Company or an Affiliate) or (B) any amendment to the Plan deemed required, authorized or desirable under applicable statutes, regulations or rulings, shall be made by action of either the Chief Executive Officer of the Company or the Chief Human Resources Officer of the Company (or either of their duly authorized designees).

Article VII
Funding

7.1	General Assets. Benefits payable under the terms of the Plan will be paid from the general assets of the Company.

7.2
Participant's Right to Life Insurance Policy Values or Proceeds or Other Assets. The life insurance policy or policies insuring the life of the Participant, the purchase of which such Participant consented to as a condition precedent to participation in this Plan, will be owned by and payable to the Company. No Participant or Beneficiary shall have any right, title or interest whatever to such life insurance policy, the death benefit payable under the terms of such policy, or in any other assets of the Company.

Article VIII
General Provisions

8.1
Assignment. Benefits payable under the Plan may not be assigned, alienated, sold, transferred or encumbered in any manner by or through a Participant or Beneficiary, and any such purported assignment, alienation, sale, transfer or encumbrance shall be null, void and of no effect.

The Company may assign any or all of its liabilities under the Plan in connection with any restructuring, recapitalization, sale of assets or other similar transactions affecting the Company, a Participating Subsidiary, or any other Affiliates without the consent of any Participant or Beneficiary.

8.2
No Legal or Equitable Rights or Interest. No Participant, Beneficiary or other person shall have any legal or equitable rights or interest in the Plan that are not expressly granted in the Plan. Participation in the Plan does not give any person any right to be retained in the service of the Company, a Participating Subsidiary, or any other Affiliate. The right and power of the Company, a Participating Subsidiary, or any other Affiliate to dismiss or discharge an Employee is expressly reserved. The Company, a Participating Subsidiary, and any other Affiliates make no representations or warranties as to the tax consequences to a Participant or a Participant’s Beneficiaries resulting from the Participant’s participation in the Plan.

The Northern Trust Company
Death Benefit Plan

8.3	No Employment Contract. Nothing contained herein shall be construed to constitute a contract of employment between an Employee and the Company, a Participating Subsidiary, or any other Affiliate.

8.4
Notice. Any election, notice, direction or other such action required or permitted to be made in writing under the Plan may also be made electronically, telephonically or otherwise, to the extent then permitted by applicable law and any administrative rules prescribed by the Committee.

8.5
Gender and Number. Unless the context clearly indicates otherwise, words in any gender will include any other gender, words in the singular will include the plural and words in the plural will include the singular.

8.6
Death Benefits Not Compensation. The Death Benefits provided under the Plan shall not constitute employment compensation or salary for purposes of determining eligibility, entitlement to benefits or the amount of benefits under any other employee benefit plan of the Company, a Participating Subsidiary, or any other Affiliate.

8.7	Severability. Any provision in the Plan that may be unenforceable will be deemed severed from the remainder hereof, with such remaining provisions being given full force and effect.

8.8	Headings. The headings of Sections are included solely for convenience of reference, and if there is any conflict between such headings and the text of the Plan, the text shall control.

8.9
Lost Beneficiaries. Any Beneficiary who is entitled to a benefit under the Plan has the duty to keep the Committee informed of his or her current mailing address. Neither the Company, nor a Participating Subsidiary, nor any other Affiliate nor the Committee shall be obligated to search for the whereabouts of any Beneficiary. If a Death Benefit payment is returned to the Plan or not presented for payment after a reasonable amount of time, the Committee shall presume that the payee is missing. The Committee, after making such efforts as in its discretion it deems reasonable and appropriate to locate the payee, may stop payment on any uncashed checks until contact with the payee is restored.

8.10.
Incompetency or Payment to a Minor. Every person receiving or claiming benefits under the Plan shall be presumed to be mentally competent and of age until the Committee receives a written notice, in a form and manner acceptable to it, that such person is incompetent or a minor, and that a guardian, conservator, or other person legally vested with the care of his or her estate has been appointed. In the event that the Committee finds that any person to whom a benefit is payable under the Plan is unable to properly care for their affairs, or is a minor, then any payment due (unless a prior claim therefor shall have been made by a duly appointed legal representative) may be paid to the spouse,

The Northern Trust Company
Death Benefit Plan

a child, a parent, or a brother or sister, or to any person deemed by the Committee to be authorized to care for such person otherwise entitled to payment.

In the event a guardian, executor, administrator, or conservator of the estate of any person receiving or claiming benefits under the Plan shall be appointed by a court of competent jurisdiction, payments shall be made to such guardian, executor, administrator, or conservator provided that proper proof of appointment is furnished in a form and manner suitable to the Committee. Any payment made under the provisions of this Section 8.10 shall be a complete discharge of any and all liability therefor under the Plan.

8.11.
Governing Law. To the extent not preempted by ERISA or any other federal law, the Plan shall be governed by and construed in accordance with the laws of Illinois, excluding conflicts of law provisions.

IN WITNESS WHEREOF, the Company has caused The Northern Trust Company Death Benefit Plan to be executed on its behalf by its duly authorized officer this 20th day of May, 2019, effective as of the Effective Date.

THE NORTHERN TRUST COMPANY By: /s/ Joyce St. Clair Name: Joyce St. Clair Title: Executive Vice President and Chief Human Resources Officer